Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 14, 2023 (the “Closing Date”), Arlington Asset Investment Corp., a Virginia corporation (“Arlington”), merged with and into EF Merger Sub Inc., a direct wholly owned subsidiary of Ellington Financial Inc. (the "Merger"), pursuant to the agreement and plan of merger (the “Merger Agreement”), dated as of May 29, 2023, by and among Ellington Financial Inc. (the “Company” or “EFC”), EF Merger Sub Inc. (“Merger Sub”), Arlington, and solely for the limited purposes set forth in the Merger Agreement, Ellington Financial Management LLC, the Company’s external manger (the “Manager”) .
The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations ("ASC 805"), and the Company will be treated as the acquirer for accounting purposes. Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded by the acquirer based on their estimated fair values. In cases where the purchase price exceeds the fair value of the net identifiable assets acquired, the acquirer records goodwill. Conversely, in cases where the fair value of the net identifiable assets acquired exceeds the purchase price, the acquirer records a bargain purchase gain.
The following unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) combine the historical consolidated financial position and results of operations of EFC and Arlington. The Pro Forma Financial Statements are based upon the historical financial statements of EFC and Arlington, after giving effect to the Merger, including associated transaction costs and various other adjustments that are described in the footnotes following the Pro Forma Financial Statements, and are intended to reflect the impact of the Merger.
The Pro Forma Financial Statements are presented for illustrative purposes. The Pro Forma Financial Statements should not be assumed to be an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The Pro Forma Financial Statements have been prepared by the Company in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet relating to the Merger reflects the transaction as if it had been consummated on September 30, 2023 and includes transaction accounting adjustments for valuations of certain assets and liabilities made by the Company’s management. The unaudited pro forma condensed combined statements of operations reflect the Merger, as well as the Longbridge Acquisition (as defined below), as if they had been consummated on January 1, 2022, and combine EFC’s historical results for the nine-month period ended September 30, 2023 and the year ended December 31, 2022 with Arlington’s historical results for the same periods, and Longbridge Financial LLC’s historical results for the period January 1, 2022 to October 2, 2022. The Company began consolidating Longbridge Financial LLC (“Longbridge”) on October 3, 2022, upon its acquisition of a controlling equity interest in Longbridge (the “Longbridge Acquisition”).
The Pro Forma Financial Statements are based upon available information, preliminary estimates and certain assumptions that EFC believes are reasonable under the circumstances, as set forth in the notes to the Pro Forma Financial Statements. The Pro Forma Financial Statements do not take into account any synergies or cost savings that may result from the Merger. Certain reclassification adjustments have been made to the presentation of Arlington’s and Longbridge’s historical financial statements to conform them to the presentation of the Company. The Pro Forma Financial Statements should be read in conjunction with, and are qualified by reference to, the historical consolidated financial statements and notes thereto of EFC, Arlington, and Longbridge.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(UNAUDITED)

	September 30, 2023
	Ellington Financial Inc.	Arlington Asset Investment Corp.	Transaction Accounting Adjustments (Arlington)		Pro Forma Combined (EFC and Arlington)
(In thousands)
Assets
Securities, at fair value	$1,502,049	$625,062	$(60)	A	$2,127,051
Loans, at fair value	11,920,872	25,453	(2,157)	B	11,944,168
Other assets	1,022,120	216,743	(33,321)	C	1,205,542
Total Assets	14,445,041	867,258	(35,538)		15,276,761
Liabilities
Repurchase agreements	2,573,043	554,707	—		3,127,750
Other secured borrowings, at fair value	1,404,567	91	—		1,404,658
HMBS related obligations, at fair value	8,181,922	—	—		8,181,922
Other liabilities	948,092	99,109	(9,807)	D	1,037,394
Total Liabilities	13,107,624	653,907	(9,807)		13,751,724
Equity
Preferred equity	323,920	32,821	(1,191)	E	355,550
Common equity	68	284	(273)	F	79
Additional paid in capital	1,323,124	2,026,250	(1,882,291)	G	1,467,083
Retained earnings (accumulated deficit)	(333,622)	(1,846,004)	1,858,024	H	(321,602)
Total Stockholders' Equity	1,313,490	213,351	(25,731)		1,501,110
Non-controlling interests	23,927	—	—		23,927
Total Equity	1,337,417	213,351	(25,731)		1,525,037
Total Liabilities and Equity	$14,445,041	$867,258	$(35,538)		$15,276,761

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)(1)

	Nine-Month Period Ended September 30, 2023
	Ellington Financial Inc.	Arlington Asset Investment Corp.	Transaction Accounting Adjustments (Arlington)		Pro Forma Combined (EFC and Arlington)
(In thousands, except per share information)
Net Interest Income
Interest income	$271,482	$40,277	$—		$311,759
Interest expense	(191,752)	(25,271)	—		(217,023)
Total net interest income	79,730	15,006	—		94,736
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(71,518)	(3,867)	—		(75,385)
Realized gains (losses) on financial derivatives, net	30,617	15,698	—		46,315
Unrealized gains (losses) on securities and loans, net	24,024	34,877	—		58,901
Unrealized gains (losses) on financial derivatives, net	66,897	2,561	—		69,458
Net change from reverse mortgage loans held for investment, at fair value	295,170	—	—		295,170
Net change related to HMBS obligations, at fair value	(271,840)	—	—		(271,840)
Unrealized gains (losses) on other secured borrowings, at fair value	1,133	(54,581)	—		(53,448)
Unrealized gains (losses) on unsecured borrowings, at fair value	2,100	—	—		2,100
Other, net	35,976	(105)	—		35,871
Total other income (loss)	112,559	(5,417)	—		107,142
Expenses
Base management fee to affiliate	14,759	—	2,378	I	17,137
Investment related expenses	27,669	—	—		27,669
Compensation and benefits	45,261	6,383	—		51,644
Other expenses	32,297	5,474	—		37,771
Total expenses	119,986	11,857	2,378		134,221
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings (Losses) from Investments in Unconsolidated Entities	72,303	(2,268)	(2,378)		67,657
Income tax expense (benefit)	328	1,695	(1,695)	J	328
Earnings (losses) from investments in unconsolidated entities	(3,403)	—	—		(3,403)
Net Income (Loss)	68,572	(3,963)	(683)		63,926
Net income (loss) attributable to non-controlling interests	3,090	—	—		3,090
Dividends on preferred stock	17,077	1,980	—		19,057
Net Income (Loss) Attributable to Common Stockholders	$48,405	$(5,943)	$(683)		$41,779
Basic and Diluted Net Income (Loss) per Share of Common Stock(2)	$0.62	$(0.08)	$(0.01)		$0.53
(1)The unaudited pro forma condensed combined statements of operations reflect the Merger as if it had been consummated on January 1, 2022.
(2)Based on 79,068,411 weighted average shares of the Company’s common stock and outstanding convertible non-controlling interest units, which are participating non-controlling interests of the Company, for the nine-month period ended September 30, 2023. Such weighted average shares include the shares issued as a result of the Merger and related transactions. See Note O in the notes to the Pro Forma Financial Statements for additional information.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)

	Year Ended December 31, 2022
(In thousands, except per share information)	Ellington Financial Inc.	Longbridge Financial LLC(1)	Arlington Asset Investment Corp.	Transaction Accounting Adjustments (Longbridge)		Transaction Accounting Adjustments (Arlington)		Pro Forma Combined (EFC, Longbridge, and Arlington)
Net Interest Income
Interest income	$282,218	$6,865	$43,119	$—		$—		$332,202
Interest expense	(141,777)	(11,732)	(21,511)	—		—		(175,020)
Total net interest income	140,441	(4,867)	21,608	—		—		157,182
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(105,449)	11,292	(45,585)	—		—		(139,742)
Realized gains (losses) on financial derivatives, net	120,489	2,111	4,149	—		—		126,749
Unrealized gains (losses) on securities and loans, net	(475,807)	(2,896)	(28,130)	—		—		(506,833)
Unrealized gains (losses) on financial derivatives, net	53,891	7,121	1,341	—		—		62,353
Net change from reverse mortgage loans held for investment, at fair value	199,189	(91,901)	—	—		—		107,288
Net change related to HMBS obligations, at fair value	(162,381)	98,516	—	—		—		(63,865)
Unrealized gains (losses) on other secured borrowings, at fair value	258,140	—	54,599	—		—		312,739
Unrealized gains (losses) on unsecured borrowings, at fair value	18,165	—	—	—		—		18,165
Bargain purchase gain	7,932	—	—	—		34,101	K	42,033
Other, net	5,384	18,363	22,550	—		—		46,297
Total other income (loss)	(80,447)	42,606	8,924	—		34,101		5,184
Expenses
Base management fee to affiliate	16,847	—	—	—		3,171	I	20,018
Investment related expenses	30,949	20,139	6,073	—		—		57,161
Compensation and benefits	19,599	37,400	9,845	—		17,085	L	83,929
Other expenses	17,570	10,462	5,070	477	M	4,996	N	38,575
Total expenses	84,965	68,001	20,988	477		25,252		199,683
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings (Losses) from Investments in Unconsolidated Entities	(24,971)	(30,262)	9,544	(477)		8,849		(37,317)
Income tax expense (benefit)	(17,716)	—	4,118	—		(4,118)	J	(17,716)
Earnings (losses) from investments in unconsolidated entities	(63,614)	—	—	37,103	O	—		(26,511)
Net Income (Loss)	(70,869)	(30,262)	5,426	36,626		12,967		(46,112)
Net income (loss) attributable to non-controlling interests	(822)	—	—	—		—		(822)
Dividends on preferred stock	15,292	—	2,784	—		—		18,076
Net Income (Loss) Attributable to Common Stockholders	$(85,339)	$(30,262)	$2,642	$36,626		12,967		$(63,366)
Basic and Diluted Net Income (Loss) per Share of Common Stock(2)	$(1.21)	$(0.42)	$0.04	$0.51		$0.18		$(0.90)
(1)Represents pro forma financial information for the period January 1, 2022 to October 2, 2022. The Company began consolidating Longbridge on October 3, 2022, upon consummating the Longbridge Acquisition.
(2)Based on 71,656,394 weighted average shares of the Company’s common stock and outstanding convertible non-controlling interest units, which are participating non-controlling interests of the Company, for the year ended December 31, 2022. Such weighted average shares include the shares issued as a result of the Merger and related transactions. See Note P in the notes to the Pro Forma Financial Statements for additional information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The Merger
In accordance with the terms of the Merger Agreement, each outstanding share of Arlington's Class A common stock, par value $0.01 per share (“Arlington Common Stock”) (other than shares held by the Company, Arlington, EF Merger Sub Inc. or any wholly-owned subsidiary of the Company, Arlington or Merger Sub), was automatically converted into the right to receive: (i) from the Company, 0.3619 newly issued shares of the Company’s common stock and (ii) the Manager, a cash amount equal to $0.09 per share. In connection with the transactions completed pursuant to the Merger Agreement, 11,040,704 shares of the Company’s common stock were issued. The 11,040,704 shares of the Company's common stock issued included 1,039,418 shares issued related to certain equity-based awards previously issued under Arlington's equity-incentive plans, including restricted shares of common stock, performance restricted stock units, stock price performance restricted stock units and deferred stock units (collectively the “Arlington Equity-Based Awards”), which under the terms of the Merger Agreement vested prior to the consummation of the Merger and were treated as shares of Arlington Common Stock for all purposes of the Merger Agreement.
In addition, in accordance with the terms of the Merger Agreement, (i) each of the 379,668 outstanding shares of Arlington’s 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share (the “Arlington Series B Preferred Stock”), was automatically converted into the right to receive one newly issued share of the Company’s 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock,, $0.001 par value per share ("Series D Preferred Stock"); and (ii) each of the 957,133 outstanding shares of Arlington’s 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Arlington Series C Preferred Stock”), was automatically converted into the right to receive one newly issued share of the Company’s 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share ("Series E Preferred Stock").
At the consummation of the Merger, all assets, and all debts, obligations and liabilities of Arlington became the assets, debts, obligations and liabilities of the Company (including Arlington’s outstanding trust preferred securities, 6.75% Senior Notes due 2025 and 6.00% Senior Notes due 2026).
As discussed above, the Merger was accounted for using the acquisition method of accounting, in accordance with the provisions of ASC 805. The total consideration paid by the Company in the Merger was $177.3 million, which includes the fair value as of the Closing Date of 10,745,327 shares of common stock, 379,668 shares of Series D Preferred Stock, 957,133 shares of Series E Preferred Stock issued by the Company on December 14, 2023, and $5.6 million of cash consideration associated with the issuance of certain Arlington Equity Based-Awards upon consummation of the Merger ("Total Consideration"). Total Consideration does not include (i) 295,377 shares of common stock, totaling $3.9 million, issued by the Company to Arlington employees related to the accelerated vesting of the Arlington Equity-Based Awards; such amounts were recognized by the Company as an expense at the Closing Date; or (ii) approximately $2.7 million in cash paid to the holders of Arlington Common Stock by the Manager.
The Company performed a preliminary allocation of the Total Consideration and recorded the underlying assets acquired and liabilities assumed based on their estimated fair values using the information available as of the Closing Date. This allocation is preliminary and subject to change.
Base on the Pro Forma Financial Statements, assuming the Merger consummated on September 30, 2023, the Company would recognize a pro forma bargain purchase gain of $34.1 million, which is calculated as the recognized amount of the identifiable net assets acquired less the fair value of the consideration transferred. The bargain purchase gain recognized by the Company at the Closing Date may differ materially from the pro forma bargain purchase gain.

The following table (shown in thousands) summarizes the Company’s preliminary purchase price allocation as of September 30, 2023(1):

September 30, 2023
Purchase price(2)
Common stock(3)	$140,119
Preferred equity(4)	31,631
Cash	5,552
Total Consideration	$177,302
Allocated to:
Assets:
Securities, at fair value	$625,002
Forward MSR-related investments, at fair value	182,500
Other assets	48,000
Total assets acquired	855,502
Liabilities:
Repurchase agreements	554,707
Unsecured borrowings	81,613
Other liabilities	7,779
Total liabilities assumed	644,099
Total net assets acquired	211,403
Bargain purchase gain	$34,101
(1)Estimated fair values of assets acquired and liabilities assumed as of September 30, 2023 do not reflect estimated fair values of assets acquired and liabilities assumed at the Closing Date; such differences could be material.
(2)Similar to the Company, Arlington elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). As of September 30, 2023, Arlington had an estimated federal net operating loss carryforward and also had an estimated federal net capital loss carryforward. The Company evaluated the attributes of these loss carryforwards and the extent to which, and likelihood, that the Company would utilize them in part or in whole, taking into account the corporate structure of the Company subsequent to the consummation of the Merger, the uncertainty of projecting operating gains and/or capital gains in its domestic corporate blockers, and limitations on the utilization of such carryforwards imposed by U.S. Code section 382. Based on this evaluation, the Company does not expect to recognize any deferred tax assets with respect to these net operating and capital loss carryforwards, and has not recognized any such deferred tax assets in this preliminary purchase price allocation. If the Company subsequently determines that it is likely to utilize these loss carryforwards, in part or in whole, this could have a material effect on the purchase price allocation once finalized.
(3)Fair value uses the closing price of the Company’s common stock on the day prior to the Closing Date, as reported by the NYSE, of $13.04.
(4)Fair value of the EFC Series D Preferred Stock and the EFC Series E Preferred Stock are based on the closing price, as reported by the NYSE, on the day prior to the Closing Date, for the Arlington Series B Preferred Stock of $21.17 and Arlington Series C Preferred Stock of $24.65, respectively.
2. Pro Forma Transaction Accounting Adjustments:
The accompanying Pro Forma Financial Statements have been prepared as if the Merger had occurred as of September 30, 2023 with respect to the Pro Forma Condensed Combined Balance Sheet, and as of January 1, 2022 with respect to the Pro Forma Condensed Combined Statement of Operations, and reflect the following pro forma adjustments.
(A)Adjustments to reflect the Company’s estimated fair value of Arlington’s investments in securities at September 30, 2023.
(B)Adjustments to reflect the Company’s estimated fair value of Arlington’s investments in loans at September 30, 2023.
(C)Adjustment includes a $24.6 million reduction to cash for estimated change in control costs and transaction expenses, $1.2 million adjustment to recognize the income tax receivable Arlington had previously offset its income deferred tax liability, other adjustments of $(0.2) million primarily relating to the write-off of certain prepaid expenses at Arlington that will provide no future benefit to the Company, and adjustments to reflect the Company’s estimated fair value of Forward MSR-related investments and REO, of $(9.3) million, and $(0.4) million, respectively, at September 30, 2023.
(D)Adjustments include $(5.1) million adjustment to reflect the Company’s estimated fair value, at September 30, 2023, of various long-term debt instruments assumed from Arlington and a $(4.7) million adjustment to reverse the deferred tax liability Arlington had previously recognized on its balance sheet.
(E)Includes adjustment related to the issuance, at fair value, of shares of the Company’s Series D Preferred Stock and the Company’s Series E Preferred Stock in exchange for the retirement of shares of Arlington Series B Preferred Stock and Arlington Series C Preferred Stock, respectively.

(F)Represents adjustment for the net par value related to the issuance of 11,040,704 shares of the Company’s common stock in exchange for the retirement of 32,281,024 shares of Arlington Common Stock, which includes the accelerated vesting of outstanding Arlington Equity-Based Awards for employees and directors of Arlington.
(G)Represents the elimination of Arlington’s additional paid-in-capital balance of $2.026 billion partially offset by the increase in additional paid-in-capital balance related to the issuance of shares of the Company’s common stock (see footnote F) of $144.0 million.
(H)Adjustment for the elimination of accumulated deficit and cumulative retained earnings adjustments related to the Merger and related transactions.
(I)The increase in management fee expense as a result of the Merger is due to the assumption that the equity acquired was subject to an external management fee as of January 1, 2022.
(J)Represents reversal of Arlington’s income tax provision, based on the effect of the Merger.
(K)Represents bargain purchase gain related to the Merger, based upon the above preliminary purchase price allocation as of September 30, 2023.
(L)Additional compensation expense of $17.1 million related to the accelerated vesting of certain Arlington Equity-Based Awards and termination of change in control agreements for various employees to be recognized by the Company as a result of the Merger.
(M)Represents adjustment for the amortization expense related to intangible assets acquired from the Longbridge Acquisition.
(N)Represents estimated transaction fees of $5.0 million related to the Merger.
(O)Reflects the reversal of net unrealized gains (losses) recognized by the Company related to its pre-existing non-controlling equity interest in Longbridge, for which the Company had elected the fair value option as provided for under ASC 825, Financial Instruments.
(P)The components used in the computation of basic and diluted net income (loss) per share of common stock consist of net income (loss) less dividends on the Company’s outstanding preferred stock and any net income (loss) attributable to joint venture partners of the Company, which have non-participating non-controlling interests. For the nine-month period ended September 30, 2023 and the year ended December 31, 2022, net income (loss) attributable to joint venture partners excluded from the computation of basic and diluted net income (loss) per share of common stock was $2.5 million and $0.3 million, respectively.